EZCORP Reports Fourth Quarter Fiscal Year 2020 Results
Austin, Texas (December 14, 2020) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its fourth quarter and fiscal year ended September 30, 2020.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
Results for the fourth quarter of fiscal 2020 were impacted by lower pawn service charges related to stimulus payments and ongoing COVID-19 headwinds, as well as charges and non-cash write-downs associated with the Company's efforts to simplify and streamline its business and other COVID-19 impacts. Given the typical delay between growth in pawn loan originations and pawn service charges, near-term pawn service charge revenue trends will continue to lag the recent stabilization and rebound in new loans made and pawn loans outstanding.
CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Jason Kulas stated, "We continue to make progress on key strategic initiatives. First, we implemented a number of initiatives that will result in a reduction of annual corporate expenses of more than $12 million beginning in fiscal 2021. We have also lowered store-level operating costs by $14 million on an annualized basis. While a majority of those store-level savings will be added back as transaction activity continues to grow, we are realizing significant expense reductions, with an ongoing focus on extracting further operating efficiencies. Second, we continue to strengthen our core pawn business by increasingly leveraging data analytics across geographies to optimize pricing, productivity and returns. Third, recent efforts to rationalize non-core activities have included closing our CASHMAX business in Canada. Finally, we remain focused on innovation to broaden customer engagement across channels, improve the customer experience and capture new business. Our digital pawn servicing platform, Lana, and our other digital efforts have been refocused on achieving these goals.
"At EZCORP, we are focused on optimizing the unique and essential elements of our core pawn business to address customers’ short-term cash needs. We have implemented a culture of continuous operational improvements that will drive operating leverage as we grow and will improve earnings power and shareholder value over time. As we sharpen our focus on continuous improvement in our pawn business, our team is viewing all initiatives through the lens of whether they benefit our core business. We look forward to providing updates on these initiatives in future quarters."

RESULTS FOR FOURTH QUARTER OF FISCAL 2020
•Total revenues declined 22% to $166.9 million, and net revenues declined 26% to $89.6 million. These declines were driven by a reduction in revenue from pawn service charges (PSC), which was down 34% to $55.2 million as a result of lower average pawn loans outstanding (PLO) during the quarter.
•PLO balance at the end of the quarter was $131.3 million, 34% below the prior-year quarter. Pawn loan demand was significantly reduced in the third quarter and into the fourth quarter following economic stimulus actions in the U.S. and constrained traffic in Latin America. Activity levels have started to normalize, with PLO increasing $18.0 million during the quarter as compared to the third quarter of fiscal 2020.
•Operations expenses were $78.2 million, down $13.3 million, or 15%, $3.9 million of which is due to a reduction in accrued short-term and long-term incentive compensation. Administrative expenses decreased by $11.1 million due to a $17.0 million reduction in accrued short-term and long-term incentive compensation, offset by $4.9 million in increased labor costs.
•Management implemented strategic initiatives to remove over $12 million in annual corporate expenses beginning in fiscal 2021 and $14 million related to store-level operating costs, a majority of which will be added back as transaction activity continues to increase.
•Loss before taxes was $28.7 million and diluted loss per share was $0.42, compared to income before taxes of $0.4 million and diluted loss per share of $0.01, respectively, in the prior-year quarter. On an adjusted basis1, loss before taxes was $2.9 million and diluted earnings per share was $0.07, compared to profit before taxes of $10.0 million and diluted earnings per share of $0.13, respectively, in the prior-year quarter.

•Net inventory of $95.9 million decreased 47%, reflecting annualized inventory turnover of 2.8x. Merchandise sales gross margin of 31% decreased 200 bps, but when excluding a $2.6 million increase in reserves resulting from the impact of COVID-19, merchandise sales gross margin was flat at 33%.
•Cash and cash equivalents increased $147.0 million to $304.5 million as of the end of the quarter, with most of the increase attributable to the decline in PLO.
•During the quarter, management began to implement cost savings and refocus initiatives designed to improve bottom line performance and position the Company for sustainable growth focused on the core pawn business. As a result of these initiatives, we recorded the following pre-tax charges in the quarter:
◦$6.4 million in severance benefits related to the elimination of certain management positions;
◦$4.9 million associated with the closure of the CASHMAX business in Canada and related operations;
◦$4.1 million associated with the closure of four stores in U.S. Pawn and three stores in Latin America Pawn; and
◦$5.0 million of other miscellaneous charges.

CONSOLIDATED RESULTS
Three Months Ended September 30
in millions, except per share amounts

	As Reported		Adjusted[1]
	2020	2019	2020	2019

Total Revenues	$166.9	$214.3	$170.9	$214.3
Net Revenues	$89.6	$120.9	$91.3	$121.1
(Loss) Income from Continuing Operations, Before Tax	$(28.7)	$0.4	$2.9	$10.0
Net (Loss) Income from Continuing Operations	$(23.3)	$(0.6)	$3.8	$7.4
Diluted Earnings Per Share from Continuing Operations	$(0.42)	$(0.01)	$0.07	$0.13
Adjusted EBITDA[1]	$(16.0)	$12.1	$12.0	$19.3
•Total revenues decreased 22% to $166.9 million. PSC was down 34% to $55.2 million due to lower average PLO during the quarter. PLO increased 16% from June 30 to September 30, compared to a 5% sequential gain in the same period of the prior year.
•Merchandise sales declined 2%, driven primarily by lower inventory levels.
•Scrap sales declined 72% due to a lack of diamond scrap sales in the quarter as compared to the prior year. Jewelry scrap activity was lower than the prior year in response to lower inventory levels, but the impact of lower volume was lessened by margin improvement to 28%, as compared to 10% in the prior-year quarter. Gross profit on scrap sales decreased 24% to $1.7 million.
•Net revenues were down 26% to $89.6 million. Consolidated merchandise sales gross profit decreased 7% to $32.3 million, while consolidated merchandise sales gross margin was 31%. When excluding a $2.6 million increase in inventory reserves resulting from the impact of COVID-19, consolidated merchandise sales gross margin was 33%.
•Consolidated operations expenses decreased 15% primarily due to cost-cutting initiatives at the store level. Total pawn store count increased 1%, consisting of a net 13 stores opened since the end of the prior-year quarter. Administrative expense decreased 78% to $3.1 million, primarily due to a $17.0 million reduction in accrued short-term and long-term incentive compensation, offset by $4.9 million in increased labor costs.
SEGMENT RESULTS
U.S. Pawn
•Total revenue was down 23%, reflecting the impact of lower average PLO on PSC revenue, which was down 32%.
•PLO decreased 32% to $106.3 million, but increased $19.5 million, or 23%, since the end of June, compared to a 6% sequential increase during the same period of the prior year.
•Gross profit on merchandise sales grew $0.7 million, or 2%, reflecting expanded sales margins, partially offset by a 3% reduction in merchandise sales volume, driven primarily by lower inventory levels. Merchandise sales gross margin was 37% (39%, when excluding an increase in inventory reserves of $1.4 million resulting from the impact of COVID-19), at the high end of our targeted range. Annualized inventory turns were 2.5x, a 32% increase over the prior year. Aged general merchandise inventory improved to 4% from 6% in the prior year.
•Segment contribution decreased $14.6 million to $7.6 million. This decrease was the result of a $20.5 million reduction in PSC, partially offset by a $8.4 million reduction in operating expenses ($2.4 million of which attributable to a reduction in accrued short-term and long-term incentive compensation).

Latin America Pawn
•Merchandise sales grew 2%, to $27.3 million (11% to $30.0 million on a constant currency basis). Merchandise sales gross margin was 13% (17% when excluding an increase in inventory reserves of $1.2 million resulting from the impact of COVID-19). Aged general merchandise inventory increased to 8% from 6% in the prior year, but declined sequentially from 19% at the end of the prior quarter.
•PSC decreased 38% to $12.0 million (down 32% to $13.1 million on a constant currency basis) as a result of lower average PLO for the quarter and a lower yield on pawn loans, reflecting our commitment to work with customers by negotiating reduced interest payments on a case-by-case basis.
•Net revenues decreased 40% to $16.0 million (down 33% to $17.8 million on a constant currency basis) primarily due to lower PSC.
•Operations expense was tightly managed, down 16% to $16.4 million.
•Latin America Pawn added seven de novo stores in the quarter. New store openings typically pressure earnings in the short term as they ramp up, but drive higher profitability over time.
•Segment loss for the quarter was $3.9 million ($4.2 million on a constant currency basis), compared to a contribution of $5.8 million in the prior year quarter, primarily reflecting lower PSC revenues.
FORM 10-K
EZCORP’s Annual Report on Form 10-K for fiscal 2020 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
CONFERENCE CALL
EZCORP will host a conference call on Tuesday, December 15, 2020, at 7:00 am Central Time to discuss fiscal fourth quarter results. Analysts and institutional investors may participate on the conference call by dialing (877) 407-0789, Conference ID: 13713707, or internationally by dialing (201) 689-8562. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P 1000 Index and Nasdaq Composite Index.

FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
1”Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow,” which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities.

For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2020	2019	2020	2019

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$105,118	$107,189	$498,213	$453,375
Jewelry scrapping sales	6,244	22,572	47,953	60,445
Pawn service charges	55,231	83,068	272,638	327,366
Other revenues	267	1,510	4,007	6,043
Total revenues	166,860	214,339	822,811	847,229
Merchandise cost of goods sold	72,770	72,325	334,481	297,508
Jewelry scrapping cost of goods sold	4,512	20,287	38,041	52,935
Other cost of revenues	(39)	871	1,054	2,338
Net revenues	89,617	120,856	449,235	494,448
Operating expenses:
Operations	78,205	91,525	341,040	358,253
Administrative	3,100	14,167	49,897	55,990
Impairment of goodwill, intangible and other assets	7,606	—	54,666	—
Depreciation and amortization	7,653	7,683	30,827	28,797
Loss on sale or disposal of assets and other	(459)	756	801	4,399
Other charges	20,388	—	20,388	—
Total operating expenses	116,493	114,131	497,619	447,439
Operating (loss) income	(26,876)	6,725	(48,384)	47,009
Interest expense	5,883	5,425	22,472	32,637
Interest income	(761)	(1,449)	(3,173)	(11,086)
Equity in net loss (income) of unconsolidated affiliates	(3,467)	767	2,429	135
Impairment of investment in unconsolidated affiliates	—	—	—	19,725
Other (income) expense	198	1,545	(17)	1,424
Income from continuing operations before income taxes	(28,729)	437	(70,095)	4,174
Income tax (benefit) expense	(5,389)	1,029	(1,632)	2,406
(Loss) income from continuing operations, net of tax	(23,340)	(592)	(68,463)	1,768
Loss from discontinued operations, net of tax	—	(53)	—	(457)
Net (loss) income	(23,340)	(645)	(68,463)	1,311
Net loss attributable to noncontrolling interest	—	—	—	(1,230)
Net (loss) income attributable to EZCORP, Inc.	$(23,340)	$(645)	$(68,463)	$2,541

Basic (loss) earnings per share attributable to EZCORP, Inc. — continuing operations	$(0.42)	$(0.01)	$(1.24)	$0.05
Diluted (loss) earnings per share attributable to EZCORP, Inc. — continuing operations	$(0.42)	$(0.01)	$(1.24)	$0.05

Weighted-average basic shares outstanding	55,070	55,446	55,313	55,341
Weighted-average diluted shares outstanding	55,070	55,446	55,313	55,984

EZCORP, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,
	2020	2019

Assets:
Current assets:
Cash and cash equivalents	$304,542	$157,567
Restricted cash	8,011	4,875
Pawn loans	131,323	199,058
Pawn service charges receivable, net	20,580	31,802
Inventory, net	95,891	179,355
Notes receivable, net	—	7,182
Prepaid expenses and other current assets	32,903	25,921
Total current assets	593,250	605,760
Investments in unconsolidated affiliates	32,458	34,516
Property and equipment, net	56,986	67,357
Lease right-of-use asset	183,809	—
Goodwill	257,582	300,527
Intangible assets, net	58,638	68,044
Notes receivable, net	1,148	1,117
Deferred tax asset, net	8,931	1,998
Other assets	4,221	4,383
Total assets	$1,197,023	$1,083,702

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$213	$214
Accounts payable, accrued expenses and other current liabilities	71,504	77,957
Customer layaway deposits	11,008	12,915
Lease liability	49,742	—
Total current liabilities	132,467	91,086
Long-term debt, net	251,016	238,380
Deferred tax liability, net	524	1,985
Lease liability	153,040	—
Other long-term liabilities	10,849	7,302
Total liabilities	547,896	338,753
Commitments and contingencies
Stockholders’ equity:
Class A Non-Voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding: 52,332,848 as of September 30, 2020 and 52,565,064 as of September 30, 2019	521	526
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171 as of September 30, 2020 and 2019	30	30
Additional paid-in capital	398,475	407,628
Retained earnings	318,169	389,163
Accumulated other comprehensive loss	(68,068)	(52,398)
Total equity	649,127	744,949
Total liabilities and equity	$1,197,023	$1,083,702

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended September 30,
	2020	2019	2018

	(in thousands)
Operating activities:
Net (loss) income	$(68,463)	$1,311	$36,294
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	30,827	28,797	25,484
Amortization of debt discount and deferred financing costs	13,200	19,759	17,595
Amortization of lease right-of-use asset	45,649	—	—
Accretion of notes receivable discount and deferred compensation fee	(821)	(4,524)	(9,150)
Deferred income taxes	(8,393)	1,616	7,916
Impairment of goodwill, intangibles and other assets	54,666	—	—
Other adjustments	1,652	5,776	2,607
Reserve on jewelry scrap receivable	—	3,646	—
Stock compensation expense	(5,094)	9,751	10,784
Equity in net loss (gain) from investment in unconsolidated affiliates	2,429	135	(5,529)
Impairment of investment in unconsolidated affiliates	—	19,725	11,712
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	11,021	(732)	(1,788)
Inventory	17,043	(493)	(1,074)
Prepaid expenses, other current assets and other assets	(875)	5,732	477
Accounts payable, accrued expenses and other liabilities	(37,401)	22,246	(3,271)
Customer layaway deposits	(1,647)	1,176	709
Income taxes, net of excess tax benefit from stock compensation	(4,715)	(10,404)	(3,785)
Net cash provided by operating activities	49,078	103,517	88,981
Investing activities:
Loans made	(568,368)	(737,585)	(707,220)
Loans repaid	394,469	434,142	421,331
Recovery of pawn loan principal through sale of forfeited collateral	304,323	288,502	266,962
Capital expenditures, net	(28,526)	(38,839)	(40,474)
Acquisitions, net of cash acquired	—	(8,116)	(93,165)
Investment in unconsolidated affiliate	—	—	(14,036)
Principal collections on notes receivable	8,000	34,067	32,396
Net cash provided by (used in) investing activities	109,898	(27,829)	(134,206)
Financing activities:
Taxes paid related to net share settlement of equity awards	(1,459)	(3,288)	(311)
Payout of deferred consideration	(350)	—	—
Proceeds from borrowings, net of issuance costs	912	1,064	171,409
Payments on borrowings	(198)	(196,093)	(3,510)
Repurchase of common stock	(5,158)	—	—
Net cash (used in) provided by financing activities	(6,253)	(198,317)	167,588
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,612)	(507)	(654)
Net increase (decrease) in cash and cash equivalents and restricted cash	150,111	(123,136)	121,709
Cash and cash equivalents and restricted cash at beginning of period	162,442	285,578	163,869
Cash and cash equivalents and restricted cash at end of period	$312,553	$162,442	$285,578

Supplemental disclosure of cash flow information
Cash and cash equivalents	$304,542	$157,567	$285,311
Restricted cash	8,011	4,875	267
Total cash and cash equivalents and restricted cash	$312,553	$162,442	$285,578

Cash paid during the period for interest	$8,489	$12,900	$8,412
Cash paid during the period for income taxes, net	$9,753	$11,132	$13,676

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$241,252	$301,357	$274,590

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited and in thousands)

	Three Months Ended September 30, 2020
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$77,862	$27,256	$—	$—	$105,118	$—	$105,118
Jewelry scrapping sales	3,786	2,458	—	—	6,244	—	6,244
Pawn service charges	43,222	12,009	—	—	55,231	—	55,231
Other revenues	43	(50)	21	253	267	—	267
Total revenues	124,913	41,673	21	253	166,860	—	166,860
Merchandise cost of goods sold	49,056	23,714	—	—	72,770	—	72,770
Jewelry scrapping cost of goods sold	2,634	1,878	—	—	4,512	—	4,512
Other cost of revenues	—	32	—	(71)	(39)	—	(39)
Net revenues	73,223	16,049	21	324	89,617	—	89,617
Operating expenses (income):
Operations	59,687	16,423	699	1,396	78,205	—	78,205
Administrative	—	—	—	—	—	3,100	3,100
Impairment of goodwill, intangibles and other assets	—	2	—	25	27	7,579	7,606
Depreciation and amortization	2,705	1,839	332	8	4,884	2,769	7,653
Loss (gain) on sale or disposal of assets and other	151	—	—	—	151	(610)	(459)
Other Charges	3,106	1,715	3,258	3,802	11,881	8,507	20,388
Interest expense	—	255	—	85	340	5,543	5,883
Interest income	—	(425)	—	—	(425)	(336)	(761)
Equity in net loss of unconsolidated affiliates	—	—	—	(3,467)	(3,467)	—	(3,467)
Other expense (income)	—	147	—	(8)	139	59	198
Segment contribution (loss)	$7,574	$(3,907)	$(4,268)	$(1,517)	$(2,118)
Income (loss) from continuing operations before income taxes					$(2,118)	$(26,611)	$(28,729)

	Three Months Ended September 30, 2019
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$80,357	$26,832	$—	$—	$107,189	$—	$107,189
Jewelry scrapping sales	17,458	5,114	—	—	22,572	—	22,572
Pawn service charges	63,711	19,357	—	—	83,068	—	83,068
Other revenues	108	45	—	1,357	1,510	—	1,510
Total revenues	161,634	51,348	—	1,357	214,339	—	214,339
Merchandise cost of goods sold	52,205	20,120	—	—	72,325	—	72,325
Jewelry scrapping cost of goods sold	15,638	4,649	—	—	20,287	—	20,287
Other cost of revenues	—	—	—	871	871	—	871
Net revenues	93,791	26,579	—	486	120,856	—	120,856
Operating expenses (income):
Operations	68,119	19,496	2,694	1,207	91,516	—	91,516
Administrative	—	—	—	—	—	14,176	14,176
Depreciation and amortization	2,928	1,724	10	29	4,691	2,992	7,683
Loss (gain) on sale or disposal of assets	546	(52)	—	260	754	2	756
Interest expense	—	39	—	211	250	5,175	5,425
Interest income	—	(375)	—	—	(375)	(1,074)	(1,449)
Equity in net income of unconsolidated affiliates	—	—	—	767	767	—	767
Other (income) expense	—	(30)	—	1,605	1,575	(30)	1,545
Segment contribution (loss)	$22,198	$5,777	$(2,704)	$(3,593)	$21,678
Income from continuing operations before income taxes					$21,678	$(21,241)	$437

	Fiscal Year Ended September 30, 2020
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$391,921	$106,292	$—	$—	$498,213	$—	$498,213
Jewelry scrapping sales	36,691	11,262	—	—	47,953	—	47,953
Pawn service charges	210,081	62,557	—	—	272,638	—	272,638
Other revenues	150	—	34	3,823	4,007	—	4,007
Total revenues	638,843	180,111	34	3,823	822,811	—	822,811
Merchandise cost of goods sold	251,544	82,937	—	—	334,481	—	334,481
Jewelry scrapping cost of goods sold	28,064	9,977	—	—	38,041	—	38,041
Other cost of revenues	—	101	—	953	1,054	—	1,054
Net revenues	359,235	87,096	34	2,870	449,235	—	449,235
Operating expenses (income):
Operations	261,608	69,916	4,270	5,246	341,040	—	341,040
Administrative	—	—	—	—	—	49,897	49,897
Impairment of goodwill, intangibles and other assets	10,000	35,938	—	1,149	47,087	7,579	54,666
Depreciation and amortization	11,030	7,315	1,058	68	19,471	11,356	30,827
Loss (gain) on sale or disposal of assets and other	385	(72)	—	(20)	293	508	801
Other Charges	3,106	1,715	3,258	3,802	11,881	8,507	20,388
Interest expense	—	685	—	549	1,234	21,238	22,472
Interest income	—	(1,586)	—	—	(1,586)	(1,587)	(3,173)
Equity in net loss of unconsolidated affiliates	—	—	—	2,429	2,429	—	2,429
Other expense (income)	—	(156)	—	6	(150)	133	(17)
Segment contribution (loss)	$73,106	$(26,659)	$(8,552)	$(10,359)	$27,536
Income from continuing operations before income taxes					$27,536	$(97,631)	$(70,095)

	Fiscal Year Ended September 30, 2019
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$355,996	$97,379	$—	$—	$453,375	$—	$453,375
Jewelry scrapping sales	45,815	14,630	—	—	60,445	—	60,445
Pawn service charges	248,369	78,997	—	—	327,366	—	327,366
Other revenues	233	179	—	5,631	6,043	—	6,043
Total revenues	650,413	191,185	—	5,631	847,229	—	847,229
Merchandise cost of goods sold	225,136	72,372	—	—	297,508	—	297,508
Jewelry scrapping cost of goods sold	39,318	13,617	—	—	52,935	—	52,935
Other cost of revenues	—	—	—	2,338	2,338	—	2,338
Net revenues	385,959	105,196	—	3,293	494,448	—	494,448
Operating expenses (income):
Operations	269,003	74,199	7,675	7,376	358,253	—	358,253
Administrative	—	—	—	—	—	55,990	55,990
Depreciation and amortization	11,879	6,267	10	219	18,375	10,422	28,797
Loss on sale or disposal of assets	3,402	691	—	282	4,375	24	4,399
Interest expense	—	1,609	—	491	2,100	30,537	32,637
Interest income	—	(1,601)	—	—	(1,601)	(9,485)	(11,086)
Equity in net income of unconsolidated affiliates	—	—	—	135	135	—	135
Impairment of investment in unconsolidated affiliates	—	—	—	19,725	19,725	—	19,725
Other income	—	(93)	—	1,895	1,802	(378)	1,424
Segment contribution (loss)	$101,675	$24,124	$(7,685)	$(26,830)	$91,284
Income from continuing operations before income taxes					$91,284	$(87,110)	$4,174

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended September 30, 2020
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of June 30, 2020	511	496	22	1,029
New locations opened	—	7	—	7
Locations acquired	—	—	—	—
Locations sold, combined or closed	(6)	(3)	(22)	(31)
As of September 30, 2020	505	500	—	1,005

	Three Months Ended September 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of June 30, 2019	514	470	22	1,006
New locations opened	—	10	—	10
Locations acquired	—	—	—	—
Locations sold, combined or closed	(2)	—	—	(2)
As of September 30, 2019	512	480	22	1,014

	Twelve Months Ended September 30, 2020
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2019	512	480	22	1,014
New locations opened	—	23	—	23
Locations acquired	—	—	—	—
Locations sold, combined or closed	(7)	(3)	(22)	(32)
As of September 30, 2020	505	500	—	1,005

	Twelve Months Ended September 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2018	508	453	27	988
New locations opened	—	22	—	22
Locations acquired	7	5	—	12
Locations sold, combined or closed	(3)	—	(5)	(8)
As of September 30, 2019	512	480	22	1,014

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and twelve months ended September 30, 2020 and 2019 were as follows:

	September 30,		Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019	2020	2019

Mexican peso	21.6	19.7	22.1	19.4	21.0	19.4
Guatemalan quetzal	7.6	7.6	7.5	7.5	7.5	7.6
Honduran lempira	24.3	24.2	24.3	24.1	24.3	24.1
Peruvian sol	3.5	3.4	3.5	3.3	3.4	3.3
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	2020 Q4	2019 Q4

	(in millions)
Net loss	$(23.3)	$(0.6)
Loss from discontinued operations, net of tax	—	0.1
Interest expense	5.9	5.4
Interest income	(0.8)	(1.4)
Income tax (benefit) expense	(5.4)	1.0
Depreciation and amortization	7.7	7.7
Adjusted EBITDA	$(16.0)	$12.1

	Total Revenues	Net Revenues	(Loss) Income Before Tax	Tax Effect	Net (Loss) Income	Adjusted EBITDA	Diluted EPS

2020 Q4 Reported	$166.9	$89.6	$(28.7)	$5.4	$(23.3)	$(16.0)	$(0.42)

Other charges	—	—	20.4	(3.7)	16.7	20.4	0.30
Impairment of intangible assets	—	—	7.6	(1.7)	5.9	7.6	0.11
Non cash interest	—	—	3.3	(0.8)	2.5	—	0.05
Other adjustments	—	—	0.7	1.8	2.5	(0.2)	0.04
Constant currency impact	4.0	1.7	(0.4)	(0.1)	(0.5)	0.2	(0.01)

2020 Q4 Adjusted	$170.9	$91.3	$2.9	$0.9	$3.8	$12.0	$0.07

	Total Revenues	Net Revenues	(Loss) Income Before Tax	Tax Effect	Net (Loss) Income	Adjusted EBITDA	Diluted EPS

2019 Q4 Reported	$214.3	$120.9	$0.4	$1.0	$(0.6)	$12.1	$(0.01)

Other charges	—	—	2.4	0.4	2.0	—	0.04
Impairment of intangible assets	—	—	2.0	0.3	1.7	2.0	0.03
Non cash interest	—	—	1.9	0.3	1.6	1.9	0.03
Other adjustments	—	0.2	1.7	0.3	1.4	1.7	0.02
Constant currency impact	—	—	1.6	0.3	1.3	1.6	0.02

2019 Q4 Adjusted*	$214.3	$121.1	$10.0	$2.6	$7.4	$19.3	$0.13

* During the first quarter of fiscal 2020, we revised the financial information our chief operating decision maker (our chief executive officer) reviews for operational decision-making purposes to include the separate financial results of our Lana business. Our historical segment results have been recast to conform to current presentation including the removal of discretionary strategic investment in digital platform costs in historically adjusted results. We additionally recast certain other adjustments to conform to restated historical results.

2020 Q4:	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Consolidated revenue (three months ended September 30, 2020)	$166.9	(22)%
Currency exchange rate fluctuations	4.0
Constant currency consolidated revenue (three months ended September 30, 2020)	$170.9	(20)%

Consolidated net revenue (three months ended September 30, 2020)	$89.6	(26)%
Currency exchange rate fluctuations	$1.7
Constant currency consolidated net revenue (three months ended September 30, 2020)	$91.3	(24)%

Consolidated net inventory	$95.9	(47)%
Currency exchange rate fluctuations	$1.7
Constant currency consolidated net inventory	$97.6	(46)%

Latin America Pawn net revenue (three months ended September 30, 2020)	$16.0	(40)%
Currency exchange rate fluctuations	$1.7
Constant currency Latin America Pawn net revenue (three months ended September 30, 2020)	$17.8	(33)%

Latin America Pawn PLO	$25.0	(40)%
Currency exchange rate fluctuations	$2.4
Constant currency Latin America Pawn PLO	$27.4	(34)%

Latin America Pawn PSC revenues (three months ended September 30, 2020)	$12.0	(38)%
Currency exchange rate fluctuations	$1.1
Constant currency Latin America Pawn PSC revenues (three months ended September 30, 2020)	$13.1	(32)%

Latin America Pawn merchandise sales (three months ended September 30, 2020)	$27.3	2%
Currency exchange rate fluctuations	$2.8
Constant currency Latin America Pawn merchandise sales (three months ended September 30, 2020)	$30.0	12%

Latin America Pawn segment profit before tax (three months ended September 30, 2020)	$(3.9)	(168)%
Currency exchange rate fluctuations	$(0.3)
Constant currency Latin America Pawn segment profit before tax (three months ended September 30, 2020)	$(4.2)	(103)%